CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” and to the incorporation by reference of our report dated December 28, 2011 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Enhanced Municipal Value Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933.

/s/ Ernst & Young LLP

Chicago, Illinois

October 19, 2012